Exhibit 3.3

AMENDMENT NO. 1 TO

FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

CHESAPEAKE MIDSTREAM PARTNERS, L.P.

This AMENDMENT NO. 1 (this “Amendment”) TO THE FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CHESAPEAKE MIDSTREAM PARTNERS, L.P. (the “Partnership”), dated as of July 24, 2012, is entered into by Access Midstream Partners GP, L.L.C., a Delaware limited liability company (the “General Partner”), as general partner of the Partnership. Capitalized terms used but not defined herein are used as defined in the First Amended and Restated Agreement of Limited Partnership of Chesapeake Midstream Partners, L.P., dated as of August 3, 2010 (as amended, the “Partnership Agreement”).

RECITALS:

WHEREAS, the sole member of the General Partner (the “Sole Member”) on July 23, 2012 filed an amendment to the certificate of formation of the General Partner in the office of the Secretary of State of the State of Delaware changing the General Partner’s name from “Chesapeake Midstream GP, L.L.C.” to “Access Midstream Partners GP, L.L.C.” effective July 24, 2012;

WHEREAS, Section 2.2 of the Partnership Agreement provides that the General Partner may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners;

WHEREAS, the Sole Member and the board of directors of the General Partner each have authorized and instructed the General Partner to take all actions necessary, desirable or appropriate to change the name of the Partnership from “Chesapeake Midstream Partners, L.P.” to “Access Midstream Partners, L.P.”;

WHEREAS, the General Partner on July 23, 2012 filed an amendment to the Partnership’s certificate of limited partnership in the office of the Secretary of State of the State of Delaware effecting such change in the Partnership’s name effective July 24, 2012;

WHEREAS, Section 13.1(a) of the Partnership Agreement provides that the General Partner, without the approval of any Partner, may amend any provision of the Partnership Agreement and, among other things, execute, deliver, file and record whatever documents may be required in connection with a change in the name of the Partnership or the location of the principal place of business of the Partnership; and

WHEREAS, the General Partner intends to amend the Partnership Agreement to reflect the matters referred to above.

NOW, THEREFORE, the Partnership Agreement is hereby amended as follows:

Section 1. Amendment.

(a)	The name of the Partnership Agreement is hereby amended and restated as follows:

First Amended and Restated Agreement of Limited Partnership of Access Midstream Partners, L.P.

(b)	Section 1.1 of the Partnership Agreement is hereby amended to restate the following definitions in their entirety:

“General Partner” means Access Midstream Partners GP, L.L.C., a Delaware limited liability company, and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in its capacity as general partner of the Partnership (except as the context otherwise requires).

“Partnership” means Access Midstream Partners, L.P., a Delaware limited partnership.

(c)	The first sentence of Section 2.2 of the Partnership Agreement is hereby amended and restated in its entirety as follows:

Name. The name of the Partnership shall be “Access Midstream Partners, L.P.”.

(d)	Section 2.3 of the Partnership Agreement is hereby amended and restated in its entirety as follows:

Section 2.3 Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be Corporation Trust Company. The principal office of the Partnership shall be located at 900 NW 63rd Street, Oklahoma City, Oklahoma 73118, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner determines to be necessary or appropriate. The address of the General Partner shall be 900 NW 63rd Street, Oklahoma City, Oklahoma 73118, or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

(e)	Section 4.8(e) of the Partnership Agreement is hereby amended and restated in its entirety as follows:

(e) Each certificate evidencing Partnership Interests shall bear a conspicuous legend in substantially the following form:

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF ACCESS MIDSTREAM PARTNERS, L.P. THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF ACCESS MIDSTREAM PARTNERS,L.P. UNDER THE LAWS OF THE STATE OF DELAWARE,OR (C) CAUSE ACCESS MIDSTREAM PARTNERS, L.P. TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). ACCESS MIDSTREAM PARTNERS GP, L.L.C., THE GENERAL PARTNER OF ACCESS MIDSTREAM PARTNERS, L.P., MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF ACCESS MIDSTREAM PARTNERS, L.P. BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

(f)	Exhibit A to the Partnership Agreement is hereby amended and restated in its entirety with Exhibit A attached to this Amendment.

Section 2. Ratification of Partnership Agreement. Except as expressly modified and amended herein, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.

Section 3. General Authority. The appropriate officers of the General Partner are hereby authorized to make such clarifying and conforming changes as they deem necessary or appropriate, and to interpret the Partnership Agreement, to give effect to the intent and purpose of this Amendment.

Section 4. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws.

(Signature page follows)

IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first set forth above.

GENERAL PARTNER:

ACCESS MIDSTREAM PARTNERS GP, L.L.C.

By:	/s/ J. Michael Stice
Name: J. Michael Stice
Title: Chief Executive Officer

Signature page to Amendment No. 1 to

First Amended and Restated Agreement of Limited Partnership

of Chesapeake Midstream Partners, L.P.

EXHIBIT A

EXHIBIT A

to the First Amended and Restated

Agreement of Limited Partnership of

Access Midstream Partners, L.P.

Certificate Evidencing Common Units

Representing Limited Partner Interests in

Access Midstream Partners, L.P.

No.	Common Units

In accordance with Section 4.1 of the First Amended and Restated. Agreement of Limited Partnership of Access Midstream Partners, L.P., as amended., supplemented or restated. from time to time (the “Partnership Agreement”), Access Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that             (the “Holder”) is the registered owner of             Common Units representing limited partner interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 900 NW 63rd Street, Oklahoma City, Oklahoma 73118. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF ACCESS MIDSTREAM PARTNERS, L.P. THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH. TRANSFER WOULD (A)VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECUR1TlES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B)TERMINATE THE EXISTENCE OR QUALIFICATION OF ACCESS MIDSTREAM PARTNERS, L.P. UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C)CAUSE ACCESS MIDSTREAM PARTNERS, L.P. TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). ACCESS MIDSTREAM PARTNERS GP, L.L.C., THE GENERAL PARTNER OF ACCESS MIDSTREAM PARTNERS, L.P., MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF ACCESS MIDSTREAM PARTNERS, L.P. BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

Exhibit A-1

The Holder, by accepting this Certificate, is deemed to have (i) requested. admission as, and agreed to become, a Limited Partner and. to have agreed to comply with and be bound by and to have executed.the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement and (iii) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered. by the Transfer Agent and Registrar. This Certificate shall be governed by and construed. in accordance with the laws of the State of Delaware.

Dated:	Access Midstream Partners, L.P.

Countersigned. and Registered by:	By:	Access Midstream Partners GP, L.L.C.

Computershare Trust Company, N.A.,	By:
As Transfer Agent and Registrar
Name:

By:
Secretary

Exhibit A-2

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
TEN ENT - as tenants by the entireties	Custodian
JT TEN - as joint tenants with right of
survivorship and not as tenants in common	(Cust) (Minor) Under Uniform Gifts/Transfers to CD Minors Act (State)

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS OF

ACCESS MIDSTREAM PARTNERS, L.P.

FOR VALUE RECEIVED,                     hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of assignee)	(Please insert Social Security or other identifying number of assignee)

                    Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                     as its attorney-in-fact with full power of substitution to transfer the same on the books of Access Midstream Partners, L.P.

Date:	NOTE: The signature to any endorsement hereon
must correspond with the name as written upon the face of this Certificate in every particular. without alteration, enlargement or change.

THE SIGNATURE(S) MUST BE
GUARANTEED BY AN ELIGIBLE	(Signature)
GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS
WITH MEMBERSHIP IN AN APPROVED
SIGNATURE GUARANTEE MEDALLION	(Signature)
PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer.

Exhibit A-3